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                                                                  Exhibit 10.5

                            MCII Holdings (USA), Inc.
                          Management Stock Option Plan

                                  NON-QUALIFIED
                             STOCK OPTION AGREEMENT

                  STOCK OPTION AGREEMENT, entered into as of June 16, 1999, pursuant to the MCII Holdings (USA), Inc. Management Stock Option Plan (the "Plan"), between MCII Holdings (USA), Inc., a Delaware corporation (the "Company"), and Rafael Gomez Flores (the "Optionee"), a director, officer, employee or consultant of the Company or a Subsidiary. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Plan.

                  WHEREAS, pursuant to the Investment Agreement (the "Investment Agreement") dated as of June 11, 1999 by and among JLL, CIBC Argosy, CMF, and Dina, JLL, CIBC Argosy and CMF, among other things, purchased certain securities of the Company (the "Investment") and, simultaneously therewith, the Company repurchased from Dina certain outstanding securities of the Company owned by Dina; and

                  WHEREAS, as an incentive to the Optionee to assist the Company in the management of the business of the Company, the Company desires to afford the Optionee an opportunity to purchase shares of its Stock as hereinafter provided and subject to the terms and conditions hereof in accordance with the purpose of the Plan.

                  NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed and do hereby agree as follows:


                  1. NUMBER OF SHARES. The Company hereby grants to the Optionee an option (the "Option") to purchase an aggregate of 214,285 shares of Stock, subject to adjustment as provided in Section 5 of the Plan, on the terms and conditions herein set forth.


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                  2.       EXERCISE PRICE. The purchase price of the Stock
subject to the Option shall be $204.918 per share, subject to adjustment as provided in Section 5 of the Plan.


                  3.       TERM AND EXERCISABILITY OF OPTION.

                           (a)      Unless the Option is previously cancelled
pursuant to this Agreement, the term of the Option and of this Agreement shall commence on the date hereof (the "Date of Grant") and shall terminate on the tenth anniversary of the Date of Grant. Upon the termination of the Option, all rights of the Optionee hereunder shall cease.

                           (b)      EXERCISABILITY OF OPTION. The Option will
become exercisable with respect to 20 percent of the shares of Stock subject hereto commencing on the first anniversary of the Date of Grant and will become exercisable with respect to an additional 20 percent of the shares of Stock subject hereto on each of the second, third, fourth and fifth anniversaries of the Date of Grant; PROVIDED, HOWEVER, that (i) in the event of a Change of Control, all Options shall immediately become exercisable and (ii) upon the declaration by the Company of a Recapitalization Dividend, for a period of sixty
(60) days from the date of notice of such declaration, all Options shall become exercisable; FURTHER, PROVIDED that with respect to this clause (ii), (x) if the Optionee does not fully exercise the Option, the Option shall be exercised first with respect to the shares of Stock that were exercisable prior to the declaration of a Recapitalization Dividend and then with respect to the shares of Stock that became exercisable as a result of such declaration; and (y) the vesting period for any Options that would not have been exercisable prior to the declaration of a Recapitalization Dividend and are not exercised prior to the expiration of the sixty (60) day period shall remain unaffected.

                           (c)      Subject to Section 5 hereof, the right of
the Optionee to purchase shares with respect to which this Option has become exercisable as herein provided may be exercised in whole or in part at any time or from time to time, prior to the tenth anniversary of the Date of Grant.

                  4. PAYMENT. The exercise price for Stock subject to an Option shall be paid in cash or by certified check.


                  5.       TERMINATION OF EMPLOYMENT.

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                           (a)      Except as provided in this Section 5, the
Option may not be exercised after the Optionee has ceased to be a director, officer, employee or consultant of the Company or any Subsidiary.

                           (b)      If the Optionee is terminated by the Company
or a Subsidiary for Cause, the Option shall be cancelled as of the date of such termination.

                           (c)      If the Optionee is terminated for any reason
other than for Cause, the Optionee shall have the right to exercise this Option, to the extent exercisable as of the date of such termination, within one hundred and twenty (120) days following the date of such termination. If the Optionee is terminated because of the Optionee's death, this Option shall immediately become exercisable in full and the Optionee's Beneficiary or representative shall have the right to exercise this Option in full at any time prior to the tenth anniversary of the Date of Grant.

                           (d)      Notwithstanding anything to the contrary in
this Section 5, the Option shall not be exercisable later than the tenth anniversary of the Date of Grant.

                           (e)      Notwithstanding the foregoing provisions of
this Section 5, the Board may, in connection with the termination of the Optionee, extend the exercisability of the Option, subject to subsection (d) of this Section 5.

                           (f)      For purposes of this Section 5, the transfer
of employment or service as a director, officer, employee or consultant of an Optionee between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment or service as a director, officer, employee or consultant.

                  6.       RIGHTS OF OPTIONEE.

                           (a)      The Optionee shall have none of the rights
of a stockholder with respect to the shares covered by the Option until the shares are issued or transferred to such Optionee upon exercise of the Option.

                           (b)      The Option shall not interfere with or limit
in any way the right of the Company to terminate the Optionee's employment with or service as a director, officer, employee or consultant at any time, nor confer upon the Optionee any right to continue as a director, officer, employee or consultant to the Company or any Subsidiary.

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                  7.       NONTRANSFERABILITY OF OPTION. The Option shall not be
sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution and shall be exercisable during the Optionee's lifetime only by such Optionee or his legal representative.

                  8.       NOTIFICATION.

                           (a)      The Option shall be exercised by written
notification of exercise substantially in the form of Exhibit A hereto and delivered to the Secretary of the Company in accordance with subsection (b) of this Section 8. Such notification shall specify the number of shares of Stock to be purchased and the manner in which payment is to be made.

                           (b)      Any notification required or permitted
hereunder shall be in writing and shall be deemed to have been given when personally delivered, or when sent if sent via facsimile (with receipt confirmed) or on the first business day after sent by reputable overnight courier or on the third business day after sent registered or certified first-class mail (with receipt confirmed). Such notice shall be addressed to the Company at:

                                MCII Holdings (USA), Inc.
                                c/o Motor Coach Industries International, Inc. 10 East Golf Road
                                Des Plaines, Illinois 60016
                                Facsimile: (847) 299-6773
                                Attention:  Timothy J. Nalepka, Esquire

                  with a copy to:

                                Skadden, Arps, Slate, Meagher & Flom LLP
                                One Rodney Square
                                P.O. Box 639
                                Wilmington, Delaware 19899
                                Facsimile: (302) 651-3001
                                Attention:  Robert B. Pincus, Esquire

or to the Optionee at the address set forth below, as the case may be, and deposited, postage prepaid, in the United States mail; PROVIDED, HOWEVER, that a notification of exercise pursuant to subsection (a) of this Section 8 shall be effective only upon re-

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ceipt by the Secretary of the Company of such notification and all necessary documentation, including full payment for the Option. Either party may, by notification to the other given in the manner aforesaid, change the address for future notices.

                  9. TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Optionee to remit to the Company, an amount sufficient to satisfy any Federal, state, and local taxes (including the Optionee's FICA obligation) required by law to be withheld as a result of any taxable event arising in connection with the Option, in accordance with the terms of the Plan.

                  10. RESTRICTIONS ON TRANSFER. Optionee acknowledges and agrees that all shares of Stock issued upon exercise of the Option granted hereunder shall be subject to the restrictions set forth in Sections 4.01, 4.02, 4.03, 4.04, 7.01 and Article V of the Stockholders Agreement dated as of June 16, 1999, among the Company, JLL, CIBC Argosy, CMF, Dina and Mr. Rafael Gomez Flores, attached hereto as EXHIBIT A, as if the Optionee was a party thereto.

                  11.      CONDITIONS TO ISSUANCE; RESTRICTIONS ON
TRANSFERABILITY.

                           (a)      Shares of Stock sold pursuant to the Plan
are "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act, and any resale of such Stock must be in compliance with the registration requirements of the Securities Act or an exemption therefrom.

                           (b)      The obligation of the Company to issue
shares of Stock pursuant to the Plan shall be subject to all applicable laws, rules and regulations (domestic or foreign), including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board. Under no circumstances shall the Company have any obligation to issue shares of Stock under the Plan in the event that it is determined that issuance of stock under the Plan fails to qualify for exemption from registration requirements under the Securities Act.


                  12. CANCELLATION AND REISSUANCE. The Board shall have the authority to provide for the cancellation of the Option and the reissuance of a replacement Option upon such terms as the Board, in its sole discretion, deems

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appropriate, provided that such terms shall not adversely affect the Optionee in any material way.

                  13.      INCORPORATION OF PLAN; GOVERNING LAW; INTERPRETATION.

                           (a)      The Plan is hereby incorporated by reference
and made a part hereof, and the Option and this Agreement are subject to all terms and conditions of the Plan. To the extent that any provision in this Agreement is inconsistent with the Plan, the provisions of the Plan shall control.

                           (b)      This Agreement shall be governed by and
construed in accordance with the laws of the State of Delaware.

                           (c)      The Board shall have final authority to
interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its determination and decisions shall be final, conclusive and binding upon the Optionee and his legal representative in respect of any questions arising under the Plan or this Agreement.

                  14       MISCELLANEOUS.

                           (a)      This Agreement shall bind and inure to the
benefit of the Company, its successors and assigns, and the Optionee and his personal representatives.

                           (b)      The failure of the Company to enforce at any
time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.


                  15       AMENDMENT. This Agreement may be amended or modified
at any time by an instrument in writing signed by the parties hereto.

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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Optionee has hereunto set his hand, all as of the day and year set forth above.


                                                MCII HOLDINGS (USA), INC.




                                                BY
                                                  -----------------------------
                                                  Name:
                                                  Title:


ACCEPTED:


--------------------------
RAFAEL GOMEZ FLORES


--------------------------

--------------------------
Address


Date: June 16, 1999